Reznick Group

FINANCIAL STATEMENTS AND
INDEPENDENT AUDITORS' REPORT

ST. JOHN HOUSING ASSOCIATES LIMITED PARTNERSHIP
HUD PROJECT NOS.: 073-44378, 073-12010, AND 073-12007

DECEMBER 31, 2005

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

TABLE OF CONTENTS

TABLE OF CONTENTS - CONTINUED

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

December 31, 2005

MORTGAGOR'S CERTIFICATION

I hereby certify that I have examined the accompanying financial statements and supplemental data of St. John Housing Associates Limited Partnership and, to the best of my knowledge and belief, the same are complete and accurate.

GENERAL PARTNER

SJH Developers, Inc.

____

Henry Hyatt Date

Telephone Number: (312) 726-5600

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

December 31, 2005

MANAGING AGENT'S CERTIFICATION

I hereby certify that I have examined the accompanying financial statements and supplemental data of St. John Housing Associates Limited Partnership and, to the best of my knowledge and belief, the same are complete and accurate.

MANAGING AGENT

Trillium Properties, LLC

____
Jeffery K. Fleeger

Jeffery K. Fleeger
Property Manager

Managing Agent Taxpayer
Identification Number:
35-1263247

Reznick Group

Reznick Group, P.C.
4711 W. Golf Road
Suite 200
Skokie, IL 60076-1236

Tel: (847) 324-7500
Fax: (847) 324-7501
www.reznickgroup.com

INDEPENDENT AUDITORS' REPORT

To the Partners
St. John Housing Associates Limited Partnership

We have audited the accompanying balance sheet of St. John Housing Associates Limited Partnership, FHA Project Nos. 073-44378, 073-12010, and 073-12007 (an Illinois Limited Partnership), as of December 31, 2005, and the related statements of operations, partners' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America and the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of St. John Housing Associates Limited Partnership as of December 31, 2005, and the results of its operations, the changes in partners' equity (deficit) and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

In accordance with Government Auditing Standards, we have also issued a report dated March 7, 2006, on our consideration of St. John Housing Associates Limited Partnership's internal control over financial reporting. The purpose of that report is to describe the scope of our testing of internal control over financial reporting and the results of that testing and not to provide an opinion on the internal control over financial reporting. In accordance with Government Auditing Standards, we have also issued an opinion dated March 7, 2006, on St. John Housing Associates Limited Partnership's compliance with certain provisions of laws, regulations, contracts, and grant agreements, and other matters that could have a direct and material effect on a major HUD-assisted program. Those reports are an integral part of an audit performed in accordance with Government Auditing Standards and should be considered in assessing the results of our audit.

Atlanta ■ Baltimore ■ Bethesda ■ Charlotte ■ Chicago ■ Sacramento ■ Tysons Corner

Reznick Group

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental information on pages 24 through 37 is presented for purposes of additional analysis and is not a required part of the basic financial statements of the partnership. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.

Reznick Group, P.C.

Skokie, Illinois
March 7, 2006

Taxpayer Identification Number:
52-1088612

Lead Auditor: Moarij Khan

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

BALANCE SHEET

December 31, 2005

ASSETS

CURRENT ASSETS		
Cash - operations		$ 72,944
Cash - entity		24,125
Tenant accounts receivable		15,567
Accounts and notes receivable - operations		5,115
Interest reduction payment receivable		2,110
Short-term investments - operations		198,885
Miscellaneous prepaid expenses		23,484
Total current assets		342,230
DEPOSITS HELD IN TRUST - FUNDED		
Tenant deposits		19,386
RESTRICTED DEPOSITS AND FUNDED RESERVES		
Escrow deposits	$ 29,721	
Reserve for replacements	576,558	
		606,279
RENTAL PROPERTY		
Land	59,800	
Buildings	8,018,620	
Building equipment - portable	250,659	
Motor vehicles	10,029	
Miscellaneous fixed assets	15,000	
	8,354,108	
Less accumulated depreciation	(2,915,876)	
		5,438,232
OTHER ASSETS		
Deferred charges, net of accumulated amortization of $762		96,767
Total assets		$ 6,502,894

(continued)

BALANCE SHEET - CONTINUED

December 31, 2005

LIABILITIES AND PARTNERS' EQUITY (DEFICIT)

CURRENT LIABILITIES		
Accounts payable - operations		$ 18,842
Accounts payable - entity		95,798
Accounts payable - section 8 and other		6,089
Accrued payroll taxes		331
Accrued management fee		7,502
Accrued interest - other mortgages		11,970
Accrued property taxes		167,859
Mortgage payable - first mortgage, current maturities		96,851
Other mortgages payable, current maturities		39,497
Other loans and notes payable - surplus cash, current maturities		29,083
Prepaid revenue		1,031
Total current liabilities		474,853
DEPOSITS LIABILITY		
Tenant deposits held in trust (contra)		17,750
LONG-TERM LIABILITIES		
Mortgage payable - first mortgage, net of current maturities	$ 1,059,741	
Other mortgages payable, net of current maturities	2,862,408	
		3,922,149
Total liabilities		4,414,752
CONTINGENCY		-
PARTNERS' EQUITY (DEFICIT)		
Partners' equity (deficit)		2,088,142
Total partners' equity (deficit)		2,088,142
Total liabilities and partners' equity (deficit)		$ 6,502,894

See notes to financial statements

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

STATEMENT OF OPERATIONS

Year ended December 31, 2005

RENTAL REVENUE		
Rent revenue - gross potential	$ 86,009	
Tenant assistance payments	1,062,022	
Total rental revenue		$ 1,148,031
VACANCIES		
Apartments	(20,634)	
Total vacancies		(20,634)
Net rental revenue		1,127,397
FINANCIAL REVENUE		
Financial revenue - project operations	735	
Revenue from investments - replacement reserve	2,322	
Total financial revenue		3,057
OTHER REVENUE		
Tenant charges	6,354	
Interest reduction payments revenue	20,951	
Miscellaneous revenue	79	
Total other revenue		27,384
Total revenue		1,157,838

(continued)

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

STATEMENT OF OPERATIONS - CONTINUED

Year ended December 31, 2005

ADMINISTRATIVE EXPENSES		
Advertising and marketing	68	
Other renting expenses	1,895	
Office salaries	423	
Office expenses	21,882	
Management fee	74,314	
Manager or superintendent salaries	42,322	
Legal expense - project	788	
Auditing expense	13,585	
Bookkeeping fees and accounting services	6,773	
Bad debts	1,417	
Miscellaneous administrative expenses	392	
Total administrative expenses		163,859
UTILITIES EXPENSE		
Electricity	9,755	
Water	39,479	
Gas	3,894	
Sewer	38,088	
Total utilities expense		91,216
OPERATING AND MAINTENANCE EXPENSES		
Payroll	51,898	
Supplies	60,103	
Contracts	118,506	
Garbage and trash removal	9,652	
Heating/cooling repairs and maintenance	9,043	
Snow removal	4,075	
Vehicle and maintenance equipment operation and repairs	1,010	
Miscellaneous operating and maintenance expenses	200	
Total operating and maintenance expenses		254,487

(continued)

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

STATEMENT OF OPERATIONS - CONTINUED

Year ended December 31, 2005

TAXES AND INSURANCE		
Real estate taxes	85,186	
Payroll taxes	9,163	
Property and liability insurance	28,729	
Fidelity bond insurance	370	
Workmen's compensation	1,749	
Health insurance and other employee benefits	17,896	
Miscellaneous taxes, licenses, permits and insurance	7,063	
Total taxes and insurance		150,156
FINANCIAL EXPENSES		
Interest on mortgage	179,844	
Mortgage insurance premium/service charge	18,097	
Total financial expenses		197,941
Total cost of operations before depreciation and amortization		857,659
Income (loss) before depreciation and amortization		300,179
DEPRECIATION AND AMORTIZATION		
Depreciation expense	206,205	
Amortization expense	65,475	
Total depreciation and amortization		271,680
Operating income (loss)		28,499
CORPORATE OR MORTGAGOR ENTITY REVENUE AND EXPENSES		
Entity revenue	(442)	
Partnership administrative fee	83,860	
Legal expenses	2,580	
Miscellaneous entity expenses	216	
Net entity expenses		86,214
Total expenses		1,215,553
Net income (loss)		$ (57,715)

See notes to financial statements

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

STATEMENT OF PARTNERS' EQUITY (DEFICIT)

Year ended December 31, 2005

	General partner	Limited partner	Total
Partners' equity (deficit) December 31, 2004	$ (12,640)	$ 2,197,375	$ 2,184,735
Distributions	(400)	(39,185)	(39,585)
Net income (loss)	(577)	(57,138)	(57,715)
Other comprehensive income Unrealized gain on investment	7	700	707
Partners' equity (deficit) December 31, 2005	$ (13,610)	$ 2,101,752	$ 2,088,142

See notes to financial statements

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

STATEMENT OF CASH FLOWS

Year ended December 31, 2005

Cash flows from operating activities		
Rental receipts		$ 1,122,377
Interest receipts		3,057
Other operating receipts		27,298
Entity/construction receipts		
Entity revenue	$ 442	
		442
Total receipts		1,153,174
Administrative expenses paid		(45,244)
Management fees paid		(83,238)
Utilities paid		(101,164)
Salaries and wages paid		(94,643)
Operating and maintenance expenses paid		(191,342)
Real estate taxes paid		(221,277)
Property insurance paid		(28,750)
Miscellaneous taxes and insurance paid		(7,073)
Net tenant security deposits received (paid)		(46)
Other operating expenses paid		(29,178)
Interest paid on second mortgage		(183,790)
Mortgage insurance premium paid		(24,205)
Entity expenses paid		
Partnership administrative fee	(39,584)	
Legal expenses	(2,580)	
Miscellaneous entity expenses	(216)	
		(42,380)
Total disbursements		(1,052,330)
Net cash provided by (used in) operating activities		100,844
Cash flows from investing activities		
Net deposits to mortgage escrows		149,398
Net deposits to reserve for replacements		18,695
Net cash provided by (used in) investing activities		168,093
Cash flows from financing activities		
Mortgage principal payments - first mortgage		(90,321)
Mortgage principal payments - second mortgage		(47,173)
Proceeds from mortgages, notes and loans payable		32,112
Distributions to partners		(39,585)
Net cash provided by (used in) financing activities		(144,967)
NET INCREASE (DECREASE) IN CASH		123,970
Cash, beginning		171,984
Cash, ending		$ 295,954

(continued)

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

STATEMENT OF CASH FLOWS - CONTINUED

Year ended December 31, 2005

Reconciliation of net income (loss) to net cash provided by (used in) operating activities		
Net income (loss)		$ (57,008)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities		
Depreciation		206,205
Amortization		65,475
Changes in operating asset and liability accounts		
(Increase) decrease in operating assets		
Tenant accounts receivable		(12,808)
Accounts receivable - other		3,315
Accounts receivable - interest		(793)
Miscellaneous prepaid expenses		(6,129)
Tenant security deposits funded		113
Increase (decrease) in operating liabilities		
Accounts payable		1,438
Accrued liabilities		(138,936)
Accrued interest payable		(3,946)
Tenant security deposits held in trust		(159)
Prepaid revenue		(199)
Entity liability accounts		
Accounts payable - entity	$ 44,276	
		44,276
Total adjustments		157,852
Net cash provided by (used in) operating activities		$ 100,844
Significant noncash investing and financing activities		
Proceeds from long-term debt		$ 2,876,188
Principal payoff of long-term debt		(2,505,852)
Deposit to mortgage escrow		(1,394)
Deposit to replacement reserve		(300,496)
Increase in deferred charges		(97,529)
Increase in other loans/notes payable, surplus cash		29,083
Net		$ -

See notes to financial statements

NOTE 1 - ORGANIZATION

St. John Housing Associates Limited Partnership (the partnership) was formed as a limited partnership under the laws of the State of Illinois on June 1, 1992, for the purpose of acquiring, rehabilitating and operating a rental housing project under Sections 236 and 241 of the National Housing Act. The project, which was acquired December 29, 1993, consists of 144 units located in Gary, Indiana, and is currently operating under the name of St. John Homes.

Cash distributions are limited by agreements between the partnership and HUD to $121,682 per year to the extent of surplus cash as defined by HUD. Undistributed amounts are cumulative and may be distributed in subsequent years if future operations provide surplus cash in excess of current requirements.

Each building of the project has qualified for and been allocated low-income housing credits pursuant to Internal Revenue Code Section 42 (Section 42), which regulates the use of the project as to occupant eligibility and unit gross rent, among other requirements. Each building of the project must meet the provisions of these regulations during each of 15 consecutive years, the compliance period, in order to remain qualified to receive the credits. In addition, on March 14, 1995, St. John Housing Associates Limited Partnership executed a Declaration of Extended Low-Income Housing Commitment which requires the utilization of the project pursuant to Section 42 for a minimum of 30 years, even if disposition of the project by the partnership occurs.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable and Bad Debts

Tenant receivables are charged to bad debt expense when they are determined to be uncollectible based upon a periodic review of the accounts by management. Accounting principles generally accepted in the United States of America require that the allowance method be used to recognize bad debts; however, the effect of using the direct write-off method is not materially different from the results that would have been obtained under the allowance method.

Rental Property

Rental property is carried at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives by use of the straight-line method for financial reporting purposes. For income tax purposes, accelerated lives and methods are used.

Deferred Charges and Amortization

Mortgage costs are amortized over the term of the mortgage loan using the straight-line method.

Rental Income

Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between the partnership and the tenants of the property are operating leases.

Investments

The partnership adopted accounting for marketable securities in accordance with the provisions of Statement of Financial Accounting Standards (SFAS No. 115), Accounting for Certain Investments in Debt and Equity Securities. Marketable securities consist of corporate bonds and stock mutual funds. The partnership's marketable securities are classified as available-for-sale securities and are carried at fair value determined based on quoted market prices as of the date nearest the balance sheet date. Unrealized holding gains and losses are included as a component of other comprehensive income or loss.

Income Taxes

No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the partners individually.

NOTE 3 - CASH

The partnership maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The partnership has not experienced any losses in such accounts. Management believes the partnership is not exposed to any significant credit risk on cash.

NOTE 4 - INVESTMENTS

The cost and fair value of the partnership's marketable securities as of December 31, 2005 are as follows:

	Cost	Unrealized gain	Fair value
Treasury Bills	$ 198,178	$ 707	$ 198,885

NOTE 5 - MORTGAGES PAYABLE

The first mortgage note is held by GMAC, and insured by the Federal Housing Administration (FHA) and is collateralized by a deed of trust on the rental property. The note, in the original amount of $2,331,300, is payable in monthly principal and interest installments of $5,588, net of an interest reduction subsidy through maturity on November 1, 2014. The note bears interest at the rate of 7% per annum; however, HUD, through the interest reduction subsidy, reduces the interest rate to an effective annual rate of approximately 1% over the term of the mortgage. The annual interest subsidy of $104,889 is reflected as a reduction of interest expense. As of December 31, 2005, $1,156,592 is the outstanding loan balance.

On September 27, 2005, the partnership refinanced its second mortgage held with Reilly Mortgage. The second mortgage note, in the original amount of $2,908,300, is insured by the FHA and collateralized by a second deed of trust on the rental property. The note bears

interest at the rate of 4.95% per annum. Principal and interest are payable by the partnership in monthly installments of $15,188 through maturity on May 1, 2037. As of December 31, 2005, $2,901,905 is outstanding and accrued interest is $11,267.

Prior to the refinancing, the partnership had a second mortgage note with GMAC in the original amount of $ 2,908,300, insured by the FHA and collateralized by a second deed of trust on the rental property. The note bore interest at the rate of 7.5% per annum. Principal and interest were payable by the partnership in monthly installments of $20,335 through maturity on May 1, 2025. As of December 31, 2005, the loan was paid in full.

Under agreements with the mortgage lenders and FHA, the partnership is required to make monthly escrow deposits for taxes, insurance and replacement of project assets, and is subject to restrictions as to operating policies, rental charges, operating expenditures and distributions to partners.

The liability of the partnership under the mortgage notes is limited to the underlying value of the real estate collateral plus other amounts deposited with the lenders.

Aggregate maturities of the mortgages payable over each of the next five years and thereafter are as follows:

December 31,	First mortgage loan	Second mortgage loan	Total
2006	$ 96,851	$ 39,497	$ 136,348
2007	103,850	41,496	145,346
2008	111,358	43,598	154,956
2009	118,848	45,805	164,653
2010	121,000	48,125	169,125
Thereafter	604,685	2,683,384	3,288,069
	$ 1,156,592	$ 2,901,905	$ 4,058,497

NOTE 6 - RELATED PARTY TRANSACTIONS

Maintenance Services

An affiliate of one of the stockholders of the general partner provides certain maintenance and repair services for the management company. During the year ended December 31, 2005, $690 was charged to operations and paid.

Repurchase Guaranty

Under the terms of the partnership agreement, the general partner is obligated to purchase the partnership interest of the investor limited partner upon the occurrence of a repurchase event as described in the partnership agreement.

Security

The partnership shared its security force with another partnership (Homewood) managed by the same management company. In the past, the security personnel was paid from Homewood and reimbursed by the partnership. In March 2004, the partnership hired its own security guard, but continued to pay Homewood; thus, as of December 31, 2005, $5,115 remains as due from Homewood.

Partnership Administration Fee

The partnership entered into a partnership administration services agreement with the general partner for its services in managing the partnership throughout the term of the partnership. Under the terms of this agreement, commencing January 1, 1996, the partnership is obligated to pay to the general partner an annual fee in the amount of the lesser of 50% of the project's net cash flow as defined in the partnership agreement or 3% of the replacement cost of the rental property as of the date of substantial completion. In the event that in any year 50% of net cash flow exceeds 3% of the replacement cost of the rental property as of the date of substantial completion, such excess amount shall be paid to the general partner to the extent that the partnership administration fee paid in any prior years was less than 3% of the replacement cost.

For the year ended December 31, 2005, the partnership administrative fee of $83,860 has been included in mortgagor entity expenses, and $95,798 is cumulatively payable as of December 31, 2005.

Refinancing/Transaction Fee

In connection with the September 27, 2005, refinancing of the second mortgage loan, the partnership incurred a refinancing/transaction fee payable to an affiliate of the general partner. The fee is equal to 1% of the new mortgage loan proceeds and totals $29,083. The fee is payable from surplus cash. As of December 31, 2005, the entire balance is outstanding.

NOTE 7 - MANAGEMENT FEE

The property is managed by Trillium Properties, LLC, an affiliate of one of the stockholders of the general partner, pursuant to a management agreement approved by HUD. The management agreement provides for a management fee of 6.28% of monthly rental collections. Additionally, the partnership pays Trillium Properties, LLC a monthly computer and accounting fee of $3.50 per unit. During the year ended December 31, 2005, management fees of $74,314 and computer and accounting fees of $6,048 were charged to operations. As of December 31, 2005, the partnership owed the management agent $7,502, which consisted of management fees of $6,998 and computer and accounting fees of $504.

NOTE 8 - HOUSING ASSISTANCE PAYMENT CONTRACT AGREEMENTS

The FHA has contracted with the partnership, under Section 8 of Title II of the Housing and Community Development Act of 1974, to make housing assistance payments to the partnership on behalf of qualified tenants. One agreement covering 110 units expires on September 30, 2009. A second agreement covering 34 units also expires on September 30, 2009.

Contracts may be renewed for one to twenty years, but multiple year contracts are funded for one year with the balance of the contract subject to annual appropriations. Subsequent renewals of contracts may be made under any option the contract is eligible for at the time of renewal.

NOTE 9 - CONTINGENCY

The project's low-income housing credits are contingent on its ability to maintain compliance with applicable sections of Section 42. Failure to maintain compliance with occupant eligibility, and/or unit gross rent or to correct noncompliance within a specified time period could result in recapture of previously taken tax credits plus interest. In addition, such potential noncompliance may require an adjustment to the contributed capital by the limited partner.

NOTE 10 - MORTGAGOR ENTITY EXPENSES

Mortgagor entity expenses included in the statement of operations do not represent operating expenses of the project and, accordingly, cannot be paid and are not paid out of project operations. Rather, they are entity expenses, which can only be paid out of surplus cash or mortgagor entity funds. Such expenses have been segregated from project operations in the statement of operations. Unpaid mortgagor entity expenses included in the statement of operations represent accruals only and are recorded only where required under accounting principles generally accepted in the United States of America. These accruals result only in increased liabilities in the balance sheet. The liability that results from any accrual is also subject to surplus cash restrictions and is payable only to the extent of surplus cash or mortgagor entity funds. The statement of cash flows reflects those mortgagor entity expenses actually paid during the year. Below is a summary of mortgagor entity expenses expensed and paid.

Description	Liability beginning of year	Amount expensed	Amount paid	Liability end of year
Partnership administrative fees	$ 51,522	$ 83,860	$ (39,584)	$ 95,798
Legal expenses	-	2,580	(2,580)	-
Miscellaneous entity	-	216	(216)	-
	$ 51,522	$ 86,656	$ (42,380)	$ 95,798

SUPPLEMENTAL INFORMATION

SUPPORTING DATA REQUIRED BY HUD

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

SUPPLEMENTAL INFORMATION

BALANCE SHEET DATA

December 31, 2005

ASSETS

Account No.			
CURRENT ASSETS			
1120	Cash - operations		$ 72,944
1125	Cash - entity		24,125
1130	Tenant accounts receivable		15,567
1140	Accounts and notes receivable - operations		5,115
1165	Interest reduction payment receivable		2,110
1170	Short-term investments - operations		198,885
1200	Miscellaneous prepaid expenses		23,484
1100T	Total current assets		342,230
DEPOSITS HELD IN TRUST - FUNDED			
1191	Tenant deposits		19,386
RESTRICTED DEPOSITS AND FUNDED RESERVES			
1310	Escrow deposits	$ 29,721	
1320	Reserve for replacements	576,558	
1300T	Total deposits		606,279
RENTAL PROPERTY			
1410	Land	59,800	
1420	Buildings	8,018,620	
1440	Building equipment - portable	250,659	
1480	Motor vehicles	10,029	
1490	Miscellaneous fixed assets	15,000	
1400T	Total fixed assets	8,354,108	
1495	Less accumulated depreciation	(2,915,876)	
1400N	Net fixed assets		5,438,232
OTHER ASSETS			
1520	Intangible assets, net of accumulated amortization of $762	96,767	
1500T	Total other assets		96,767
1000T	Total assets		$ 6,502,894

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

SUPPLEMENTAL INFORMATION - CONTINUED

BALANCE SHEET DATA - CONTINUED

December 31, 2005

LIABILITIES AND PARTNERS' EQUITY (DEFICIT)

Account No.					
CURRENT LIABILITIES					
2110	Accounts payable - operations			$	18,842
2113	Accounts payable - entity				95,798
2116	Accounts payable - section 8 and other				6,089
2121	Accrued payroll taxes				331
2123	Accrued management fee				7,502
2132	Accrued interest - other mortgages				11,970
2150	Accrued property taxes				167,859
2170	Mortgage payable - first mortgage, current maturities				96,851
2172	Other mortgages payable, current maturities				39,497
2173	Other loans/notes payable - surplus cash, current maturities				29,083
2210	Prepaid revenue				1,031
2122T	Total current liabilities				474,853
DEPOSITS LIABILITY					
2191	Tenant deposits held in trust (contra)				17,750
LONG-TERM LIABILITIES					
2320	Mortgage payable - first mortgage, net of current maturities	$	1,059,741		
2322	Other mortgages payable, net of current maturities		2,862,408		
2300T	Total long-term liabilities				3,922,149
2000T	Total liabilities				4,414,752
3130	PARTNERS' EQUITY (DEFICIT)				2,088,142
2033T	Total liabilities and partners' equity (deficit)			$	6,502,894

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

SUPPLEMENTAL INFORMATION - CONTINUED

STATEMENT OF OPERATIONS DATA

Year ended December 31, 2005

Account No.			
RENTAL REVENUE			
5120	Rent revenue - gross potential	$ 86,009	
5121	Tenant assistance payments	1,062,022	
5100T	Total rental revenue		$ 1,148,031
VACANCIES			
5220	Apartments	(20,634)	
5200T	Total vacancies		(20,634)
5152N	Net rental revenue		1,127,397
FINANCIAL REVENUE			
5410	Financial revenue - project operations	735	
5440	Revenue from investments - replacement reserve	2,322	
5400T	Total financial revenue		3,057
OTHER REVENUE			
5920	Tenant charges	6,354	
5945	Interest reduction payments revenue	20,951	
5990	Miscellaneous revenue	79	
5900T	Total other revenue		27,384
5000T	Total revenue		1,157,838

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

SUPPLEMENTAL INFORMATION - CONTINUED

STATEMENT OF OPERATIONS DATA - CONTINUED

Year ended December 31, 2005

Account No.			
ADMINISTRATIVE EXPENSES			
6210	Advertising and marketing	68	
6250	Other renting expenses	1,895	
6310	Office salaries	423	
6311	Office expenses	21,882	
6320	Management fee	74,314	
6330	Manager or superintendent salaries	42,322	
6340	Legal expense - project	788	
6350	Auditing expense	13,585	
6351	Bookkeeping fees/accounting services	6,773	
6370	Bad debts	1,417	
6390	Miscellaneous administrative expenses	392	
6263T	Total administrative expenses		163,859
UTILITIES EXPENSE			
6450	Electricity	9,755	
6451	Water	39,479	
6452	Gas	3,894	
6453	Sewer	38,088	
6400T	Total utilities expense		91,216
OPERATING AND MAINTENANCE EXPENSES			
6510	Payroll	51,898	
6515	Supplies	60,103	
6520	Contracts	118,506	
6525	Garbage and trash removal	9,652	
6546	Heating/cooling repairs and maintenance	9,043	
6548	Snow removal	4,075	
6570	Vehicle and maintenance equipment operation and repairs	1,010	
6590	Miscellaneous operating and maintenance expenses	200	
6500T	Total operating and maintenance expenses		254,487

Year ended December 31, 2005

Account No.			
TAXES AND INSURANCE			
6710	Real estate taxes	85,186	
6711	Payroll taxes	9,163	
6720	Property and liability insurance	28,729	
6721	Fidelity bond insurance	370	
6722	Workmen's compensation	1,749	
6723	Health insurance and other employee benefits	17,896	
6790	Miscellaneous taxes, licenses, permits and insurance	7,063	
6700T	Total taxes and insurance		150,156
FINANCIAL EXPENSES			
6825	Interest on other mortgages	179,844	
6850	Mortgage insurance premium/service charge	18,097	
6800T	Total financial expenses		197,941
6000T	Total cost of operations before depreciation and amortization		857,659
5060T	Income (loss) before depreciation and amortization		300,179
DEPRECIATION AND AMORTIZATION			
6600	Depreciation expense	206,205	
6610	Amortization expense	65,475	
	Total depreciation and amortization		271,680
5060N	Operating income (loss)		28,499
CORPORATE OR MORTGAGOR ENTITY REVENUE AND EXPENSES			
7105	Entity revenue	(442)	
7190	Other expenses	86,656	
7100T	Net entity expenses		86,214
	Total expenses		1,215,553
3250	Net income (loss)		$ (57,715)

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

SUPPLEMENTAL INFORMATION - CONTINUED

STATEMENT OF OPERATIONS DATA - CONTINUED

Year ended December 31, 2005

Account No.			
S1000-010	Total first mortgage principal payments required during the audit year (12 monthly payments). Applies to all direct loans and HUD-held and fully-insured mortgages.	$	90,321
S1000-020	Total of 12 monthly deposits in the audit year made to the replacement reserve account, as required by the regulatory agreement, even if payments are temporarily suspended or reduced.	$	28,940
S1000-030	Replacement reserve and residual receipts reserve releases which are included as expense items on the statement of operations.	$	60,212
S1000-040	Project improvement reserve releases under the flexible subsidy program which are included as expense items on the statement of operations.	$	-
S3100-120	Mortgage payable note detail (Section 236 only) Interest reduction payments from subsidy.	$	104,889

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

SUPPLEMENTAL INFORMATION - CONTINUED

STATEMENT OF PARTNERS' EQUITY (DEFICIT) DATA

Year ended December 31, 2005

Account No.		General partner	Limited partner	Total
S1100-010	Partners' equity (deficit) December 31, 2004	$ (12,640)	$ 2,197,375	$ 2,184,735
S1200-420	Distributions	(400)	(39,185)	(39,585)
3250	Net income (loss)	(577)	(57,138)	(57,715)
S1100-020	Other comprehensive income			
S1100-020	Unrealized gain on investment	7	700	707
3130	Partners' equity (deficit) December 31, 2005	$ (13,610)	$ 2,101,752	$ 2,088,142

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

SUPPLEMENTAL INFORMATION - CONTINUED

STATEMENT OF CASH FLOWS DATA

Year ended December 31, 2005

Account No.			
	Cash flows from operating activities		
S1200-010	Rental receipts		$ 1,122,377
S1200-020	Interest receipts		3,057
S1200-030	Other operating receipts		27,298
S1200-036	Entity revenue	$ 442	
			442
S1200-040	Total receipts		1,153,174
S1200-050	Administrative expenses paid		(45,244)
S1200-070	Management fees paid		(83,238)
S1200-090	Utilities paid		(101,164)
S1200-100	Salaries and wages paid		(94,643)
S1200-110	Operating and maintenance expenses paid		(191,342)
S1200-120	Real estate taxes paid		(221,277)
S1200-140	Property insurance paid		(28,750)
S1200-150	Miscellaneous taxes and insurance paid		(7,073)
S1200-160	Net tenant security deposits received (paid)		(46)
S1200-170	Other operating expenses paid		(29,178)
S1200-181	Interest paid on second mortgage		(183,790)
S1200-210	Mortgage insurance premium paid		(24,205)
S1200-225	Entity expenses paid		
S1200-226	Partnership administrative fee	(39,584)	
S1200-226	Legal expenses	(2,580)	
S1200-226	Miscellaneous entity expenses	(216)	
			(42,380)
S1200-230	Total disbursements		(1,052,330)
S1200-240	Net cash provided by (used in) operating activities		100,844
	Cash flows from investing activities		
S1200-245	Net deposits to mortgage escrows		149,398
S1200-250	Net deposits to reserve for replacements		18,695
S1200-350	Net cash provided by (used in) investing activities		168,093
	Cash flows from financing activities		
S1200-360	Mortgage principal payments - first mortgage		(90,321)
S1200-361	Mortgage principal payments - second mortgage		(47,173)
S1200-365	Proceeds from mortgages, notes and loans payable		32,112
S1200-420	Distributions to partners		(39,585)
S1200-460	Net cash provided by (used in) financing activities		(144,967)
S1200-470	NET INCREASE (DECREASE) IN CASH		123,970
S1200-480	Cash, beginning		171,984
S1200T	Cash, ending		$ 295,954

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

SUPPLEMENTAL INFORMATION - CONTINUED

STATEMENT OF CASH FLOWS DATA - CONTINUED

Year ended December 31, 2005

Account No.			
	Reconciliation of net income (loss) to net cash provided by (used in) operating activities		
3250	Net income (loss)		$ (57,008)
	Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities		
6600	Depreciation		206,205
6610	Amortization		65,475
	Changes in operating asset and liability accounts		
	(Increase) decrease in operating assets		
S1200-490	Tenant accounts receivable		(12,808)
S1200-500	Accounts receivable - other		3,315
S1200-510	Accounts receivable - interest		(793)
S1200-520	Miscellaneous prepaid expenses		(6,129)
S1200-530	Tenant security deposits funded		113
	Increase (decrease) in operating liabilities		
S1200-540	Accounts payable		1,438
S1200-560	Accrued liabilities		(138,936)
S1200-570	Accrued interest payable		(3,946)
S1200-580	Tenant security deposits held in trust		(159)
S1200-590	Prepaid revenue		(199)
S1200-605	Entity liability accounts		
S1200-606	Accounts payable - entity	$ 44,276	
			44,276
	Total adjustments		157,852
S1200-610	Net cash provided by (used in) operating activities		$ 100,844
S1200-620	Comments		
	Significant noncash investing and financing activities		
	Proceeds from long-term debt		$ 2,876,188
	Principal payoff of long-term debt		(2,505,852)
	Deposit to mortgage escrow		(1,394)
	Deposit to replacement reserve		(300,496)
	Increase in deferred charges		(97,529)
	Increase in other loans/notes payable, surplus cash		29,083
	Net		$ -

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

SUPPLEMENTAL INFORMATION - CONTINUED

Year ended December 31, 2005

RESERVE FOR REPLACEMENTS

Balance at December 31, 2004	$	294,757
Total monthly deposits		38,940
Other deposits		
Deposit from loan proceeds		300,496
Additional deposit for prior year underfunding		255
Interest income		2,322
Approved withdrawals		(60,212)
Balance at December 31, 2005	$	576,558

RESIDUAL RECEIPTS RESERVE

NONE

COMPUTATION OF SURPLUS CASH, DISTRIBUTIONS AND RESIDUAL RECEIPTS

Part A - Compute Surplus Cash				
Cash *(Accounts 1110, 1120, 1122 and 1191)*			$	291,215
Accounts receivable - HUD				-
Other				
IRP receivable	$	2,110		
Replacement reserve release for 2005 received in 2006		14,673		
				16,783
Total cash				307,998
Accrued mortgage interest payable				11,970
Delinquent mortgage principal payments				-
Delinquent deposits to reserve for replacements				-
Accounts payable *(due within 30 days)*				24,931
Loans and notes payable *(due within 30 days)*				-
Deficient tax, insurance or MIP escrow deposits				76,057
Accrued expenses *(not escrowed)*				7,833
Prepaid revenue *(Account 2210, and 2193)*				1,031
Tenant security deposits liability *(Account 2191)*				17,750
Other current obligations				-
Less total current obligations				139,572
Surplus cash (deficiency)			$	168,426

Part B - Compute Distributions to Owners and Required Deposit to Residual Receipts		
Limited Dividend Projects		
Annual distribution earned during fiscal period covered by the statements	$	121,682
Distribution accrued and unpaid as of the end of the prior fiscal period		152,056
Distributions and entity expenses paid during fiscal period covered by the statements		104,169
Amount remaining as distribution earned but unpaid		169,569
Amount available for distribution during next fiscal period	$	168,426
Deposit due residual receipts reserve	$	-

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

SUPPLEMENTAL INFORMATION - CONTINUED

Year ended December 31, 2005

CHANGES IN FIXED ASSET ACCOUNTS

	Assets			
	Balance 12/31/04	Additions	Deletions	Balance 12/31/05
Land	$ 59,800	$ -	$ -	$ 59,800
Buildings	8,018,620	-	-	8,018,620
Building equipment - portable	250,659	-	-	250,659
Motor vehicles	10,029	-	-	10,029
Miscellaneous fixed assets	15,000	-	-	15,000
	$ 8,354,108	$ -	$ -	$ 8,354,108
Accumulated depreciation	$ 2,709,671	$ 206,205	$ -	$ 2,915,876
Total net book value				$ 5,438,232

DETAIL OF ACCOUNTS - STATEMENT OF OPERATIONS

OTHER ENTITY EXPENSES (ACCOUNT NO. 7190)

Partnership administrative fee	$	83,860
Legal expenses		2,580
Miscellaneous entity expenses		216
	$	86,656

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

SUPPLEMENTAL INFORMATION - CONTINUED

Year ended December 31, 2005

Related party transactions detail:

Entity name	Amount paid
Trillium Properties, LLC	$ 89,286
C.S.L. Developer, Inc.	690
	$ 89,976

Reznick Group

Reznick Group, P.C.
4711 W. Golf Road
Suite 200
Skokie, IL 60076-1236

Tel: (847) 324-7500
Fax: (847) 324-7501
www.reznickgroup.com

INDEPENDENT AUDITORS' REPORT ON INTERNAL CONTROL

To the Partners
St. John Housing Associates Limited Partnership

We have audited the financial statements of St. John Housing Associates Limited Partnership, FHA Project Nos. 073-44378, 073-12010, and 073-12007 (an Illinois Limited Partnership), as of December 31, 2005, and have issued our report thereon dated March 7, 2006. We have also audited St. John Housing Associates Limited Partnership's compliance with requirements applicable to major HUD-assisted programs and have issued our report thereon dated March 7, 2006.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America, the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States, and the "Consolidated Audit Guide for Audits of HUD Programs" (the Guide), issued by the U.S. Department of Housing and Urban Development, Office of the Inspector General. Those standards and the Guide require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and about whether St. John Housing Associates Limited Partnership complied with laws and regulations, noncompliance with which would be material to a major HUD-assisted program.

The management of the partnership is responsible for establishing and maintaining effective internal control. In planning and performing our audit of the financial statements, we considered the partnership's internal control over financial reporting and its internal control over compliance with requirements that would have a direct and material effect on a major HUD-assisted program in order to determine our audit procedures for the purpose of expressing our opinions on the financial statements and on compliance and not to provide assurance on the internal control over financial reporting and the internal control over compliance.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses. A material weakness is a reportable condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud that would be material in relation to the financial statements or that noncompliance with applicable requirements of laws and regulations that would be material in relation to a HUD-assisted program may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. We noted no matters involving internal control and its operation that we consider to be material weaknesses as defined above.

Reznick Group

This report is intended solely for the information and use of management and the Department of Housing and Urban Development and is not intended to be and should not be used by anyone other than these specified parties.

Reznick Group, P.C.

Skokie, Illinois
March 7, 2006

Reznick Group

Reznick Group, P.C.
4711 W. Golf Road
Suite 200
Skokie, IL 60076-1236

Tel: (847) 324-7500
Fax: (847) 324-7501
www.reznickgroup.com

INDEPENDENT AUDITORS' REPORT ON
COMPLIANCE WITH SPECIFIC REQUIREMENTS
APPLICABLE TO MAJOR HUD PROGRAMS

To the Partners
St. John Housing Associates Limited Partnership

We have audited St. John Housing Associates Limited Partnership's, FHA Project Nos. 073-44378, 073-12010, and 073-12007 (an Illinois Limited Partnership), compliance with the specific program requirements governing federal financial reports; mortgage status; replacement reserve; residual receipts; distributions to owners; tenant application, eligibility and recertification; management functions; unauthorized change of ownership/acquisition of liabilities; unauthorized loans of project funds; unauthorized transfer of beneficial interest; electronic submission verification; and excess income that are applicable to each of its major HUD-assisted programs for the year ended December 31, 2005. Compliance with those requirements is the responsibility of the partnership's management. Our responsibility is to express an opinion on the partnership's compliance based on our audit.

We conducted our audit of compliance in accordance with auditing standards generally accepted in the United States of America, the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States, and the "Consolidated Audit Guide for Audits of HUD Programs" (the Guide), issued by the U.S. Department of Housing and Urban Development, Office of the Inspector General. Those standards and the Guide require that we plan and perform the audit to obtain reasonable assurance about whether noncompliance with the requirements referred to above that could have a direct and material effect on a major HUD-assisted program occurred. An audit includes examining, on a test basis, evidence about St. John Housing Associates Limited Partnership's compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion. Our audit does not provide a legal determination of the partnership's compliance with those requirements.

In our opinion, St. John Housing Associates Limited Partnership complied, in all material respects except for the instance of non-compliance mentioned in the schedule of findings and questioned costs, with the requirements described above that are applicable to its major HUD-assisted programs for the year ended December 31, 2005.

Reznick Group

This report is intended solely for the information and use of management and the Department of Housing and Urban Development and is not intended to be and should not be used by anyone other than these specified parties.

Reznick Group, P.C.

Skokie, Illinois
March 7, 2006

Reznick Group

Reznick Group, P.C.
4711 W. Golf Road
Suite 200
Skokie, IL 60076-1236

Tel: (847) 324-7500
Fax: (847) 324-7501
www.reznickgroup.com

INDEPENDENT AUDITORS' REPORT ON COMPLIANCE WITH SPECIFIC REQUIREMENTS APPLICABLE TO FAIR HOUSING AND NON-DISCRIMINATION

To the Partners
St. John Housing Associates Limited Partnership

We have applied procedures to test St. John Housing Associates Limited Partnership's, FHA Project Nos. 073-44378, 073-12010, and 073-12007 (an Illinois Limited Partnership), compliance with the Fair Housing and Non-Discrimination requirements applicable to its HUD-assisted programs for the year ended December 31, 2005.

Our procedures were limited to the applicable compliance requirements described by the "Consolidated Audit Guide for Audits of HUD Programs" (the Guide) issued by the U.S. Department of Housing and Urban Development, Office of the Inspector General. Our procedures were substantially less in scope than an audit, the objective of which is the expression of an opinion on St. John Housing Associates Limited Partnership's compliance with the Fair Housing and Non-Discrimination requirements. Accordingly, we do not express such an opinion.

The results of our tests disclosed no instances of noncompliance that are required to be reported herein under the Guide.

This report is intended solely for the information and use of management and the Department of Housing and Urban Development and is not intended to be and should not be used by anyone other than these specified parties.

Reznick Group, P.C.

Skokie, Illinois
March 7, 2006

AUDITEE'S COMMENTS ON AUDIT RESOLUTION MATTERS RELATED TO HUD PROGRAMS

December 31, 2005

Finding No. 1

In 2004, the partnership paid $5,115 of expenses of another project, Homewood Village, from project funds without HUD approval. As of December 31, 2005, the amount remains receivable.

Finding code - G

Status

Outstanding.

Reporting Period

December 31, 2004.

Previous Finding Reference Number

2004 Finding No. 1

Management Response

Management concurs with the finding and will obtain reimbursement in 2006.